                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): December 20, 2002



                                 URS CORPORATION
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                 (State or other jurisdiction of incorporation)


         1-7567                                         94-1381538
 (Commission File No.)                     (I.R.S. Employer Identification No.)


                        100 CALIFORNIA STREET, SUITE 500,
                      SAN FRANCISCO, CALIFORNIA 94111-4529
              (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (415) 774-2700



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ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

      (c) Exhibits


EXHIBIT
NUMBER      DESCRIPTION
------      -----------
99.1        Press release dated as of December 20, 2002


ITEM 9. REGULATION FD DISCLOSURE

On December 20, 2002, URS Corporation (the "Company") issued a press release regarding its fourth quarter and year end results for 2002 which is attached hereto as Exhibit 99.1.

Exhibit 99.1 contains forward-looking statements, including statements about the Company's expected financial results and its opportunities for future growth. The Company believes that its expectations are reasonable and are based on reasonable assumptions. However, such forward-looking statements by their nature involve risks and uncertainties. The Company cautions that a variety of factors could cause the Company's business and financial results to differ materially from those expressed or implied in forward-looking statements. These factors include, but are not limited to: the Company's ability to successfully integrate the EG&G business just acquired; the Company's highly leveraged position; the ability of the Company to service its debt; deterioration in current economic conditions, particularly at the state and local level; the Company's ability to pursue business strategies; the Company's continued dependence on federal, state and local appropriations for infrastructure spending; pricing pressures; changes in the regulatory environment; outcomes of pending and future litigation; the Company's ability to attract and retain qualified professionals; industry competition; changes in international trade, monetary and fiscal policies; the ability of the Company to integrate future acquisitions successfully; the Company's ability to successfully integrate its accounting and management information systems; and other factors discussed more fully in the Company's reports filed from time to time with the Securities and Exchange Commission. The Company assumes no obligation to update any forward-looking statements.


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SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      URS CORPORATION

Dated:  December 20, 2002             By:  /s/ Kent P. Ainsworth
                                           ----------------------------
                                           Kent P. Ainsworth
                                           Executive Vice President
                                           Chief Financial Officer and Secretary



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
                                  EXHIBIT INDEX


EXHIBIT
NUMBER   DESCRIPTION
------   -----------
99.1     Press release dated as of December 20, 2002



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